UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 29, 2021

CS Disco, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40624	46-4254444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3700 N. Capital of Texas Hwy.
Suite 150
Austin, Texas 78746
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (833) 653-4726

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	LAW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 28, 2021, CS Disco, Inc. (the "Company") and Sean Nathaniel, the Company's Chief Operating Officer, mutually agreed that Mr. Nathaniel will leave his position as Chief Operating Officer of the Company, effective November 29, 2021.
In connection therewith, on November 29, 2021, Mr. Nathaniel and the Company entered into a transition and separation agreement (the "Transition Agreement"). Pursuant to the Transition Agreement, Mr. Nathaniel will serve in a non-officer role until January 13, 2022, primarily focused on transitioning his responsibilities. Through the date his employment ends, Mr. Nathaniel will continue to receive his current base salary and benefits but will not receive a bonus in respect of the Company's 2021 performance. Upon his termination of employment, Mr. Nathaniel will receive, as severance, six months of his current base salary, as well as six months of reimbursement of Mr. Nathaniel's COBRA premiums to continue his group medical, dental and vision reimbursement coverage, subject to execution and effectiveness of a customary release of claims. The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Transition Agreement, a copy of which the Company expects to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2021, and upon filing will be incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS Disco, Inc.

Date: November 29, 2021	By:	/s/ Michael Lafair
	Name:	Michael Lafair
	Title:	Chief Financial Officer

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